UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 9, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14787 (Commission File Number)	38-3430473 (IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI (Address of Principal Executive Offices)	48098 (Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On January 9, 2006, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered a final order (the “Final Order”) granting the motion of Delphi Corporation (“Delphi”) and certain of its United States subsidiaries (collectively, the “Debtors”) to (a) restrict, in certain circumstances and subject to certain terms and conditions, trading in stock of Delphi by persons who would acquire (or dispose of) substantial amounts of such stock and (b) require, in certain circumstances and subject to certain terms and conditions, substantial holders of indebtedness of the Debtors to dispose of indebtedness. The Final Order is intended to preserve the availability of the benefit of certain tax attributes of the Debtors. On October 12, 2005, the Court entered an interim order (the “Interim Order”) which restricted certain trading in stock and indebtedness of the Debtors. The Interim Order was effective until entry of the Final Order. The Final Order supersedes the Interim Order from and after the time of entry of the Final Order. The foregoing description of the Final Order does not purport to be complete and is qualified in its entirety by reference to such order, a copy of which is attached hereto as Exhibit 99(a). Additional information regarding the Debtors’ bankruptcy case is available at www.delphidocket.com.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description
99 (a)	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on January 9, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: January 10, 2006

By: /s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

Exhibit
Number	Description
99 (a)	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on January 9, 2006